                                                                    EXHIBIT 10.5

                        COVAD COMMUNICATIONS GROUP, INC.



                      SERIES C PREFERRED STOCK AND WARRANT

                             SUBSCRIPTION AGREEMENT

                             (HIGH YIELD OFFERING)



                         DATED AS OF FEBRUARY 20, 1998

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

SECTION 1  Authorization and Sale of Preferred Stock and Issuance of Warrants.............. 1
    1.1     Authorization.................................................................. 1
    1.2     Sale of Shares of Series C Preferred to Intel.................................. 1
    1.3     Company Right to Sell to Warburg and Crosspoint................................ 2
    1.4     Issuance of Warrants in Consideration of Commitment............................ 3
    1.5     Amendment and Restatement of the Stockholder Rights Agreement.................. 3

SECTION 2  Closing Dates; Delivery......................................................... 3
    2.1     Closing Dates.................................................................. 3
    2.2     Delivery....................................................................... 4

SECTION 3  Representations and Warranties of the Company................................... 4
    3.1     Organization of the Company.................................................... 4
    3.2     Company Capital Structure...................................................... 5
    3.3     Subsidiaries................................................................... 6
    3.4     Authority...................................................................... 6
    3.5     No Conflict.................................................................... 6
    3.6     Consents....................................................................... 7
    3.7     Company Financial Statements................................................... 7
    3.8     No Undisclosed Liabilities..................................................... 7
    3.9     No Changes..................................................................... 7
    3.10    Tax Matters.................................................................... 9
    3.11    Restrictions on Business Activities............................................10
    3.12    Title of Properties; Absence of Liens and Encumbrances.........................10
    3.13    Intellectual Property..........................................................10
    3.14    Agreements, Contracts and Commitments..........................................11
    3.15    Interested Party Transactions..................................................12
    3.16    Governmental Authorization.....................................................13
    3.17    Litigation.....................................................................13
    3.18    Employees; Employee Compensation...............................................13
    3.19    Minute Books...................................................................14
    3.20    Environmental Matters..........................................................14
    3.21    Brokers' and Finders' Fees; Third Party Expenses...............................15
    3.22    Registration Rights............................................................15
    3.23    No Interference or Conflict....................................................15
    3.24    Insurance......................................................................15
    3.25    Regulatory Matters.............................................................15
    3.26    Complete Copies of Materials...................................................16
    3.27    Representations Complete.......................................................16

SECTION 4  Representations and Warranties of the Purchasers..........................      17
    4.1     Investment Representations and Covenants of the Purchasers...............      17
    4.2     No Public Market.........................................................      18
    4.3     Domicile.................................................................      18
    4.4     Authority................................................................      18


SECTION 5  Conditions to Closing of Purchasers.......................................      19
    5.1     Conditions to Closing of Intel...........................................      19
    5.2     Conditions to Closing of Warburg and Crosspoint..........................      19

SECTION 6  Conditions to Closing of Company..........................................      20

SECTION 7  Miscellaneous.............................................................      20
    7.1     Governing Law............................................................      20
    7.2     Survival.................................................................      20
    7.3     Successors and Assigns...................................................      21
    7.4     Entire Agreement; Amendment..............................................      21
    7.5     Notices, etc.............................................................      21
    7.6     Delays or Omissions......................................................      21
    7.7     California Corporate Securities Law......................................      21
    7.8     Expenses.................................................................      22
    7.9     Counterparts.............................................................      22
    7.10    Severability.............................................................      22
    7.11    Gender...................................................................      22
    7.12    Confidentiality..........................................................      22
    7.13    Enforceability; Specific Performance; Damages............................      22
    7.14    Jurisdiction and Venue...................................................      22
    7.15    Termination..............................................................      23

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
EXHIBITS

     A.   Schedule of Purchasers
     B.   Amended and Restated Certificate of Incorporation
     C.   Form of Series C Warrant
     D.   Form of Common Warrant
     E.   Amended and Restated Stockholder Rights Agreement
     F.   Exceptions to Representations and Warranties
     G.   Form of Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                       COVAD COMMUNICATIONS GROUP, INC.

          SERIES C PREFERRED STOCK AND WARRANT SUBSCRIPTION AGREEMENT


     This Agreement is made as of February 20, 1998 among Covad Communications Group, Inc., a Delaware corporation (the "COMPANY"), with its principal office at 3560 Bassett Street, Santa Clara, California 95054, and Warburg, Pincus Ventures, L.P. ("WARBURG"), Crosspoint Venture Partners 1996 ("CROSSPOINT") and Intel Corporation ("INTEL") (individually, a "PURCHASER" and collectively, the "PURCHASERS").

     WHEREAS, the Company intends to make a private offering of units consisting of senior notes due 2005 and warrants to purchase Common Stock with aggregate gross proceeds of at least $100,000,000 (the "HIGH YIELD OFFERING"); and

     WHEREAS, as a condition to the High Yield Offering the placement agents, Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated (collectively the "INITIAL PURCHASERS") have required that the Company obtain from Warburg and Crosspoint a binding commitment for an investment in Series C Preferred Stock of the Company in the aggregate amount of $16,000,000 to be made within one year after the closing of the High Yield Offering; and

     WHEREAS, the Company desires to sell, and Intel desires to purchase, an aggregate of $1 million of shares of Series C Preferred Stock concurrently with the closing of the High Yield Offering; and

     WHEREAS, the Company and the Purchasers wish to set forth the terms and conditions upon which the Company will sell, and the Purchasers will purchase, shares of Series C Preferred Stock.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   SECTION 1

       Authorization and Sale of Preferred Stock and Issuance of Warrants
       ------------------------------------------------------------------

      1.1 Authorization.  The Company has authorized the sale and issuance of
          -------------
3,716,429 shares of its Series C Preferred Stock ("SERIES C PREFERRED"), including 1,675,000 shares issuable upon exercise of the Series C Warrants (as defined in Section 1.3 below), having the rights, restrictions, privileges and preferences as set forth in the Company's Amended and Restated Certificate of Incorporation attached to this Agreement as Exhibit B (the "AMENDED CERTIFICATE
                                            ---------
OF INCORPORATION").

      1.2 Sale of Shares of Series C Preferred to Intel.  Subject to the terms
          ---------------------------------------------
and conditions hereof, the Company will issue and sell to Intel, and Intel will buy from the Company, the number of shares (the

"SHARES") of Series C Preferred and Series C Warrants (as defined below) specified opposite Intel's name on the Schedule of Purchasers attached hereto as Exhibit A, for the aggregate purchase price specified opposite its name on the
---------
Schedule of Purchasers; provided, that the purchase and sale of such Series C Warrants to Intel shall be conditioned upon, and the delivery of such Series C Warrants to Intel shall be made concurrently with, the Second Closing (as defined below). It is understood that no additional consideration shall be due with respect to the delivery of the Series C Warrants to Intel at such Second Closing. The Company's agreement with Intel is separate from its agreements with the other Purchasers hereunder, and the sale of the Series C Preferred and the Series C Warrants to Intel is separate from the Company's sale of Series C Preferred and Series C Warrants to the other Purchasers hereunder.

      1.3 Company Right to Sell to Warburg and Crosspoint.
          -----------------------------------------------

          (a) Subject to the terms and conditions hereof, the Company shall have the unequivocal right to sell to Warburg and Crosspoint, and Warburg and Crosspoint shall have the unequivocal obligation to purchase, severally and not jointly, the number of Shares and the number of warrants to purchase Series C Preferred (the "SERIES C WARRANTS") specified opposite their respective names on the Schedule of Purchasers, for the aggregate purchase price specified opposite their respective names on the Schedule of Purchasers, at any time from and after the closing of the High Yield Offering to that date which is one year from the date of the closing of the High Yield Offering (the "FINAL CLOSING DATE"). The Company may exercise its right at any time by delivering a written notice to each of Warburg and Crosspoint stating that the Company has exercised its right to sell the Shares and the Series C Warrants to Warburg and Crosspoint and setting forth the closing date as provided in Section 2.1 (the "EXERCISE NOTICE"). The Company's determination to exercise the foregoing right shall be made in the sole discretion of the independent members of the Board of Directors of the Company (excluding the directors affiliated with Warburg and Crosspoint) (the "INDEPENDENT DIRECTORS"). In the event that the Company has not delivered the Exercise Notice or completed a Replacement Financing (as defined in Section 1.3(b) below) before the Final Closing Date, then the Company shall sell, and Warburg and Crosspoint shall purchase, the Shares and the Series C Warrants on the Final Closing Date. The aggregate number of Series C Warrants shall be 1,675,000. The Series C Warrants shall be in the form of Exhibit C.
                                                          ---------

          (b) The Company may in its discretion elect not to exercise its right to sell Series C Preferred and Series C Warrants to Warburg and Crosspoint and may complete an alternative equity financing in the aggregate amount of $16 million or greater of Common Stock or Preferred Stock in lieu thereof (the "REPLACEMENT FINANCING"); provided that (i) if the terms of such Replacement Financing are at the same or a higher price per share (i.e., valuation) and are pari passu or more favorable to the Company than the terms of the Series C Preferred set forth in the Amended Certificate of Incorporation, the determination as to whether to complete such Replacement Financing shall be in the sole discretion of the Independent Directors; and (ii) if the terms of such Replacement Financing are at a lower price per share (i.e., valuation) and are less favorable to the Company than such Series C Preferred, the determination as to whether to complete such Replacement Financing shall be made by the unanimous approval of the whole Board of Directors. Each of Warburg and Crosspoint agrees that if the Company elects an alternative equity financing pursuant to the foregoing sentence, it will vote its shares of

Series B Preferred Stock as necessary to enable the Company to complete such financing, provided such action shall not amend the terms of the Series B Preferred Stock.

      1.4 Issuance of Warrants in Consideration of Commitment.  In consideration
          ---------------------------------------------------
of the commitment of each of the Purchasers to purchase Series C Preferred and Series C Warrants pursuant to this Agreement, the Company shall deliver to the Purchasers concurrently with the execution of this Agreement warrants to purchase an aggregate of 600,000 shares of Common Stock, $.001 par value, at a purchase price of $.01 per share. The warrants shall be in the form of Exhibit
                                                                        -------
D to this Agreement (the "COMMON WARRANTS") and the number of Common Warrants
-
delivered to each Purchaser shall be as set forth opposite such Purchaser's name on the Schedule of Purchasers.

      1.5 Amendment and Restatement of the Stockholder Rights Agreement.
          -------------------------------------------------------------
Concurrently with the execution and delivery of this Agreement and the issuance of the Common Warrants, the Company and each of the Purchasers shall execute and deliver the Amended and Restated Stockholder Rights Agreement in the form attached hereto as Exhibit E (the "AMENDED AND RESTATED STOCKHOLDER RIGHTS
                   ---------
AGREEMENT").


                                   SECTION 2

                            Closing Dates; Delivery
                            -----------------------

      2.1 Closing Dates.
          -------------

          (a) First Closing Date.  The closing of the purchase and sale of the
              ------------------
Series C Preferred to Intel hereunder (the "FIRST CLOSING") shall be held concurrently with the closing of the High Yield Offering on the date of the closing of the High Yield Offering (provided that such closing date occurs on or before April 30, 1998) or on such later date as the Company and Intel may mutually agree (the "FIRST CLOSING DATE"). The place of the First Closing (including the place of delivery to Intel by the Company of the certificates evidencing all shares of Series C Preferred being purchased by Intel and the place of payment to the Company by Intel of the purchase price therefor) shall be the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, or such other place as Intel and the Company may mutually agree.

          (b) Second Closing Date.  The closing of the purchase and sale of the
              -------------------
Series C Preferred and Series C Warrants hereunder to Warburg and Crosspoint and the closing of the sale of the Series C Warrants to Intel (the "SECOND CLOSING") shall be held at 1:00 p.m., California Time, on the fifteenth (15th) day after delivery of the Exercise Notice (or if such date is not a business day then on the next business day thereafter) or on such later date as the Company and the Purchasers may mutually agree to, but in any event no later than the Final Closing Date (the date of such Closing being referred to as the "SECOND CLOSING DATE"). The place of the Second Closing (including the place of delivery to Warburg and Crosspoint by the Company of the certificates evidencing all shares of Series C Preferred and Series C Warrants being purchased by them and the place of payment to the Company by Warburg and Crosspoint of the purchase price therefor and the place of delivery to Intel by the Company of the Series C Warrants being purchased by Intel) shall be the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, or such other place as such Purchasers and the Company may mutually agree.

      2.2 Delivery.
          --------

          (a) First Closing.  At the First Closing, the Company will deliver to
              -------------
Intel a certificate or certificates representing the number of Shares designated on the Schedule of Purchasers to be purchased by Intel, against payment of the purchase price therefor, by check or wire transfer, in the amount specified on the Schedule of Purchasers.

          (b) Second Closing.  At the Second Closing, the Company will deliver
              --------------
to each of Warburg and Crosspoint a certificate or certificates representing the number of Shares and a Series C Warrant evidencing the number of Series C Warrants designated on the Schedule of Purchasers to be purchased by such Purchaser, against payment of the purchase price therefor, by check or wire transfer, in the amount specified on the Schedule of Purchasers. At the Second Closing, the Company will also deliver to Intel a Series C Warrant evidencing the number of Series C Warrants designated on the Schedule of Purchasers purchased by Intel.


                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company hereby represents and warrants, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company and attached hereto as

Exhibit F (the "DISCLOSURE LETTER") and dated as of the date hereof, as follows:
---------

      3.1 Organization of the Company.  Each of the Company and its wholly-owned
          ---------------------------
subsidiaries Covad Communications Company, a California corporation, and DIECA Communications, Inc., a Virginia corporation (collectively, the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and each of the Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Purchasers.

      3.2 Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of authorized Common Stock, $.001 par value, of which 3,787,068 shares are issued and outstanding, and 15,000,000 shares of Preferred Stock, $.001 par value, of which 250,000 shares are designated Series A Preferred Stock, all of which are outstanding, 5,700,001 shares are designated Series B Preferred, all of which are outstanding, and 3,716,429 shares are designated Series C Preferred, none of which are outstanding (collectively, the "COMPANY CAPITAL STOCK"). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. The Company has no other capital stock authorized, issued or outstanding.

          (b) The Series C Preferred to be purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Series C Preferred issuable upon exercise of the Series C Warrants, when issued, sold and delivered in accordance with the terms of the Series C Warrants for the consideration expressed therein, and the Common Stock issuable upon exercise of the Common Warrants when issued, sold and delivered in accordance with the terms of the Common Warrants for the consideration expressed therein and the Series C Warrants and the Common Warrants when issued, sold and delivered in accordance with the terms of the Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and any Related Agreement (as defined in Section 3.4 hereof) and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred being purchased under this Agreement and issuable upon exercise of the Series C Warrants and issuable upon exercise of the Common Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation or the Common Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and any Related Agreement and under applicable state and federal securities laws.

          (c) Except for the Company's 1997 Stock Option Plan (the "OPTION PLAN"), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 1,756,750 shares of Company Capital Stock for issuance to employees, directors and consultants pursuant to the Option Plan, 1,531,950 of which are subject to outstanding options under the Option Plan. Except for the Series C Warrants, the Common Warrants, and the warrants to purchase Common Stock to be issued in connection with the High Yield Offering, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

      3.3 Subsidiaries.  The Company does not have, and never has had, any
          ------------
subsidiaries or affiliated companies other than the Subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture, limited liability company or other business entity. The Company owns all outstanding shares of stock of the Subsidiaries, free and clear of all liens, pledges, charges, claims, restriction on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS"). All outstanding shares of the Subsidiaries are owned by the Company and are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which it is bound obligating such Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of any Subsidiary or obligating any Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      3.4 Authority.  The Company has all requisite power and authority to enter
          ---------
into this Agreement, the Series C Warrants, the Common Warrants, and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Series C Warrants, the Common Warrants and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or any of their respective officers, directors, or stockholders to authorize the Agreement, the Series C Warrants, the Common Warrants, the Related Agreements and the transactions contemplated hereby and thereby. This Agreement, the Series C Warrants, the Common Warrants and the Related Agreements have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Amended and Restated Stockholder Rights Agreement.

      3.5 No Conflict.  The execution and delivery of this Agreement, the Series
          -----------
C Warrants, the Common Warrants and the Related Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate or Articles of Incorporation and Bylaws of the Company or any Subsidiary, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any Subsidiary or any of their respective properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiaries or their respective properties or assets.

      3.6 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company or any Subsidiary (so as not to trigger any Conflict), is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement, the Series C Warrants, the Common Warrants and the Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, which will be timely filed within the applicable periods therefor. The Company has not offered shares of its Series C Preferred or any substantially similar securities of the Company for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, and the Company will not take any action that will cause the issuance and delivery of the shares of its Series C Preferred and Common Stock as contemplated hereby to constitute a violation of the Securities Act or the California Corporate Securities Law of 1968, as amended.

      3.7 Company Financial Statements. Section 3.7 of the Disclosure Letter
          ----------------------------
sets forth the Company's balance sheets as of December 31, 1997, (the "CURRENT BALANCE SHEET") and the related audited statements of income and cash flow for the twelve-month period ended December 31, 1997, (collectively the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles consistent with the reporting practices and principles ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein.

      3.8 No Undisclosed Liabilities.  Except as set forth in Section 3.8 of the
          --------------------------
Disclosure Letter, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1997.

      3.9 No Changes.  Except as set forth in Section 3.9 of the Disclosure
          ----------
Letter or as contemplated by this Agreement, since December 31, 1997, there has not been, occurred or arisen any:

          (a) transaction by the Company or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of any Subsidiary;

          (c) capital expenditure or commitment by the Company or the Subsidiaries, either individually or in the aggregate, exceeding $50,000.

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company or the Subsidiaries (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Subsidiaries;

          (g) revaluation by the Company or the Subsidiaries of any of their respective assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its Common Stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company or the Subsidiaries to any of their respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or the Subsidiaries of a bonus or other additional salary or compensation to any such person;

          (j) any agreement, contract, lease or commitment (collectively a "COMPANY AGREEMENT") or any extension or modification the terms of any Company Agreement which (i) involves the payment by the Company or the Subsidiaries of greater than $50,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any affiliate of the Company, or (iii) involves the sale of any material assets of the Company or the Subsidiaries;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company or the Subsidiaries, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company or any Subsidiary is a party or by which it is bound;

          (m) loan by the Company or any Subsidiary to any person or entity, incurring by the Company or any Subsidiary of any indebtedness, guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any right or claim of the Company or any Subsidiary, including any write-off or other compromise of any account receivable of the Company or such Subsidiary;

          (o) the commencement or notice or threat of commencement of any lawsuit or proceeding against the Company or the Subsidiaries or their respective affairs;

          (p) notice of any claim of ownership by a third party of any Intellectual Property (as defined in Section 3.13 below) of the Company or the Subsidiaries or of infringement by the Company or any Subsidiary of any third party's Intellectual Property rights;

          (q) issuance or sale, or contract to issue or sell, by the Company or any Subsidiary of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities except pursuant to the Company's incentive stock plans;

          (r) change in pricing or royalties set or charged by the Company or any Subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 3.13 below) to the Company or the Subsidiaries;

          (s) any event or condition of any character that has had a Material Adverse Effect on the Company or the Subsidiaries; or

          (t) negotiation or agreement by the Company or any Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with the Purchasers and their representatives regarding the transactions contemplated by this Agreement).

      3.10 Tax Matters.  Each of the Company and the Subsidiaries has timely
           -----------
filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company and the Subsidiary have paid all taxes and other assessments due, except those contested by them in good faith and which are described in Section 3.10 of the Disclosure Letter. The provision for taxes of the Company or the Subsidiaries as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended ("CODE"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor have they made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole. Neither the Company nor the Subsidiaries has ever had any tax deficiency proposed or assessed against it, nor have they executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's or the Subsidiaries' federal income tax returns and none of their state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company and the Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositaries. Neither the Company nor any Subsidiary is a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

      3.11 Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompetition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary that has or may have the effect of prohibiting or impairing any business practice of the Company or the Subsidiaries, any acquisition of property (tangible or intangible) by the Company or the Subsidiaries or the conduct of business by the Company or the Subsidiaries. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or such Subsidiary is restricted from manufacturing or selling any product or providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      3.12 Title of Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

          (a) Neither the Company nor any Subsidiary owns any real property, nor has either the Company or any Subsidiary ever owned any real property. Section 3.12(a) of the Disclosure Letter sets forth a list of all real property currently leased by the Company or the Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company and the Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their respective businesses, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

      3.13 Intellectual Property.  To the knowledge of the Company, the Company
           ---------------------
or the Subsidiaries own and possess or are licensed under all patents, patent applications, licenses, trademarks, trade secrets, trade names, brand names, inventions and copyrights or other proprietary rights ("INTELLECTUAL PROPERTY") employed in the operation of their respective businesses as now conducted, and as currently planned to be conducted, and to the knowledge of the Company, with no infringement of or conflict with the rights of others respecting any of the same. Section 3.13 of the Disclosure Letter sets forth all of the patents applied for by the Company as of the date hereof. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis for the foregoing. Reasonable security measures have been taken by the Company and the Subsidiaries to protect the secrecy, confidentiality and value of the Company's and the Subsidiaries' trade secrets, including their respective know-how, technology, concepts and other technical data for the development, processing, manufacture and sale of its products. Each employee of and consultant to the Company or the Subsidiaries has executed an invention assignment and confidentiality agreement substantially in the form provided to the Purchasers.

      3.14 Agreements, Contracts and Commitments.
           -------------------------------------

          (a) Except as set forth on Section 3.14(a) of the Disclosure Letter or the Financial Statements, neither the Company nor any Subsidiary has or is bound by:

              (i) any contract, license or agreement to which the Company or any Subsidiary is a party (A) with respect to Intellectual Property of the Company licensed or transferred to any third party or (B) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any Subsidiary, with a potential value or cost in excess of $50,000;

              (ii) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

              (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (iv)  any fidelity or surety bond or completion bond;

              (v) any lease of personal property with fixed annual rental payments in excess of $50,000;

              (vi) any contract, license or agreement between the Company or any Subsidiary and any third party wherein or whereby the Company or such Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company or such Subsidiary or such third party of the Intellectual Property of any third party;

              (vii) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any person;

              (viii) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000;

              (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or the Subsidiaries' businesses;

              (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

              (xi) any purchase order or contract for the purchase of materials involving $50,000 or more;

              (xii)  any construction contracts;

              (xiii) any distribution, joint marketing or development agreement; or

              (xiv) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) Each of the Company and each of the Subsidiaries is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party or by which it is bound (any such agreement, contract, license or commitment, a "CONTRACT"), and neither the Company nor any Subsidiary is aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 3.14(b) of the Disclosure Letter, to the knowledge of the Company, all other parties to each Contract are in compliance with, and have not breached any term of, such Contract. The Company and the Subsidiaries have obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required to remain in effect without modification after the Closing.

      3.15 Interested Party Transactions.  To the knowledge of the Company, no
           -----------------------------
officer, director or stockholder of the Company or the Subsidiary (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) any interest in any entity that furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or such Subsidiary any goods or services or (iii) a beneficial interest in any Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than five percent (5%) of the outstanding equity of any other entity shall not be deemed an "INTEREST IN ANY ENTITY" for purposes of this Section 3.15.

      3.16 Governmental Authorization.  The Company or one of the Subsidiaries
           --------------------------
holds all consents, licenses, permits, grants or other authorizations by a governmental entity (i) pursuant to which the Company or such Subsidiary currently operates or holds any interest in any of its properties or (ii) which is required for the operation of their business or the holding of any such interest except where the failure to hold such consent, license, permit, grant or other authorization would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct their business or hold any interest in their properties or assets, except where the failure to have such Company Authorizations would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

      3.17 Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending, or to the knowledge of the Company, threatened against the Company or any Subsidiary, their respective properties or any of their respective officers or directors, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, their respective properties or any of their respective officers or directors (nor, to the knowledge of the Company, is there any reasonable basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct their respective operations as presently or previously conducted.

      3.18 Employees; Employee Compensation.  To the Company's knowledge, there
           --------------------------------
is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's or the Subsidiaries' employees belongs to any union or collective bargaining unit. To the Company's knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company or any Subsidiary is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or such Subsidiary, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or the Subsidiaries or to the use by the employee of his or her best efforts with respect to such business. Neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or a Subsidiary, nor do the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company or the Subsidiaries is terminable at the will of the Company or any such Subsidiary.

      3.19 Minute Books.  The minute books of the Company and the Subsidiaries
           ------------
made available to counsel for Purchasers are the only minutes of the Company and the Subsidiaries and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and the Subsidiaries and their respective stockholders or actions by written consent since the incorporation of the Company and the Subsidiaries.

      3.20 Environmental Matters.
           ---------------------

          (a) Hazardous Material.  Neither the Company nor any Subsidiary has:
(i) operated any underground storage tanks at any property that the Company or such Subsidiary has at any time owned, operated, occupied or leased; or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or any Subsidiary or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. Neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. The Company or a Subsidiary currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's or the Subsidiaries' Hazardous Materials Activities and other businesses of the Company and the Subsidiaries as such activities and businesses are currently being conducted except where the failure to hold such Environmental Permits would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or the Subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or such Subsidiary any environmental liability.

      3.21 Brokers' and Finders' Fees; Third Party Expenses. Neither the Company
           ------------------------------------------------
nor any Subsidiary has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

      3.22 Registration Rights.  Other than as granted pursuant to the
           -------------------
Stockholder Rights Agreement, the Company has not granted or agreed to grant any rights to register, as that term is defined in the Stockholder Rights Agreement, including piggyback registration rights, to any person or entity.

      3.23 No Interference or Conflict.  To the knowledge of the Company, no
           ---------------------------
shareholder, officer, employee or consultant of the Company or any Subsidiary is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or the Subsidiaries or that would interfere with the Company's or the Subsidiaries' business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or the Subsidiaries' business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or the Subsidiaries' business as presently conducted or proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants are currently bound.

      3.24 Insurance.  Section 3.24 of the Disclosure Letter lists all insurance
           ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Subsidiaries. There is no claim by the Company or the Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

      3.25 Regulatory Matters.
           ------------------

          (a) (i) The execution and delivery of this Agreement by the Company, the performance of the Company's obligations hereunder, and the consummation of the transactions contemplated hereby and thereby, do not violate (1) the Communications Act of 1934 (the

"COMMUNICATIONS ACT") or interpreted as of this date, (2) the Telecommunications Act of 1996 (the "TELECOM ACT OF 1996") or interpreted as of this date, (3) any rules or regulations of the Federal Communications Commission (the "FCC") applicable to the Company or the Subsidiary or interpreted as of this date, or
(4) any rules or regulations of the California Public Utilities Commission, New York Public Service Commission, Massachusetts Department of Public Utilities, Washington Utilities and Transportation Commission, Illinois Commerce Commission or the Oregon Public Utilities Commission (the "STATE COMMISSIONS") or interpreted as of this date, and (ii) no authorization of or filing with the FCC or any of the State Commissions is necessary for the execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby in accordance with the terms hereof;

          (b) (i) The Company and each Subsidiary in all material respects (1) have made all reports and filings, and paid all fees, required by the FCC and any of the State Commissions; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the FCC and any of the State Commissions necessary to own, lease, license and use their properties and assets and to conduct their businesses as presently conducted and as proposed to be conducted; and (ii) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

          (c) To the Company's knowledge, neither the Company nor any Subsidiary is in violation of, or in default under, the Communications Act, as amended by the Telecom Act of 1996, the rules or regulations of the FCC, or the rules or regulations of any of the State Commissions, the effect of which, singly or in the aggregate, would have a Material Adverse Effect on Company and the Subsidiaries taken as a whole; and

          (d) (i) no decree or order of the FCC or any of the State Commissions is outstanding against the Company or the Subsidiary and (ii) to the Company's knowledge, no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no formal notice of violation or order to show cause has been issued, against the Company or the Subsidiary before the FCC or any of the State Commissions.

      3.26 Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by the Purchasers or their counsel.

      3.27 Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company (as modified by the Disclosure Letter), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   SECTION 4

                Representations and Warranties of the Purchasers
                ------------------------------------------------

     Each Purchaser, severally but not jointly, hereby represents and warrants to the Company with respect to its purchase of the Shares, the Series C Warrants and the Common Warrants, as follows:

      4.1 Investment Representations and Covenants of the Purchasers.
          ----------------------------------------------------------

          (a) This Agreement is made by the Company with each Purchaser in reliance upon such Purchaser's representations and covenants made in this
Section 4, which by its execution of this Agreement each Purchaser hereby confirms. Such Purchaser represents that the Shares, the Common Warrants and the Series C Warrants to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same.

          (b) Such Purchaser understands and acknowledges that the offering of the Shares, the Common Warrants and the Series C Warrants pursuant to this Agreement will not, and any issuance of Common Stock on conversion or exercise thereof may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.

          (c) Such Purchaser represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company.

          (d) Such Purchaser acknowledges and understands that the Shares, the Common Warrants and the Series C Warrants, and any Common Stock acquired upon the conversion or exercise thereof, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Related Agreements, the Company is under no obligation to register either the Shares, the Common Warrants and the Series C Warrants or Common Stock issuable upon conversion or exercise thereof.

          (e) Such Purchaser acknowledges that it has received and reviewed a copy of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Such Purchaser understands that before the Shares, or any Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (i) certain public information about the Company must be available; (ii) the sale must occur at least one year after the later of the date the Shares were sold by the Company or the date they were sold by an affiliate of the Company; (iii) the sale must be made in a broker's transaction; and (iv) the number of Shares sold must not exceed certain volume limitations. If, however, the sale occurs at least two years after the Shares were sold by the Company or an affiliate of the Company, and if the Purchaser is not an affiliate of the Company, the foregoing conditions will not apply. The Purchaser understands that the time period for resale of Shares or Common Stock issued upon exercise of the Common Warrants or the Series C Warrants does not begin until the Warrants are exercised unless the net exercise provisions of the Warrants are used. Such Purchaser understands that the current information referred to above is not now available and the Company has no present plans to make such information available.

          (f) Such Purchaser acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. Such Purchaser understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

          (g) Such Purchaser covenants that, in the absence of an effective registration statement covering the stock in question, it will sell, transfer or otherwise dispose of the Shares, the Common Warrants, the Common Warrants and any Common Stock issued on conversion or exercise thereof only in a manner consistent with its representations and covenants set forth in this Section. In connection therewith such Purchaser acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth in this Section and shall transfer shares and warrants on the books of the Company only to the extent not inconsistent therewith.

          (h) Such Purchaser represents that it is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the Securities Act.

      4.2 No Public Market.  Such Purchaser understands that no public market
          ----------------
now exists for any of the securities issued by the Company.

      4.3 Domicile.  Warburg, Pincus Ventures, L.P. is domiciled in the state of
          --------
New York. The remainder of the Purchasers are domiciled in the state of California.

      4.4 Authority.  Each Purchaser has all requisite power and authority to
          ---------
enter into this Agreement, the Series C Warrants, the Common Warrants, and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Series C Warrants (in the case of Warburg and Crosspoint), the Common Warrants and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of the Purchaser, and no further action is required on the part of the Purchaser, or any of Purchaser's respective officers, directors, stockholders, limited partners or general partners, to authorize the Agreement, the

Series C Warrants, the Common Warrants, the Related Agreements and the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitute the valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.


                                   SECTION 5

                      Conditions to Closing of Purchasers
                      -----------------------------------

      5.1 Conditions to Closing of Intel. Intel's obligations to purchase the
          ------------------------------
Shares at the First Closing and, if applicable, the Series C Warrants at the Second Closing are, at the option of Intel, subject to the fulfillment on or prior to the First Closing Date of the following conditions:

          (a) Opinion of Company's Counsel.  Intel shall have received from
              ----------------------------
counsel to the Company an opinion addressed to it in a form customary for preferred equity venture financings, dated the First Closing Date, in the form of Exhibit G-1.
   -----------

          (b) Blue Sky.  The Company shall have obtained all necessary Blue Sky
              --------
law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

          (c) Certificate of Incorporation.  The Amended Certificate of
              ----------------------------
Incorporation shall have been filed with the Secretary of State of the State of Delaware prior to the First Closing.

          (d) Stock Certificates.  The Company shall have delivered to Intel a
              ------------------
certificate for the number of shares of Series C Preferred set forth opposite its name on the Schedule of Purchasers.

          (e) High Yield Offering.  The Company shall have completed the High
              -------------------
Yield Offering on or before April 30, 1998 on terms approved by the Board of Directors of the Company with aggregate gross proceeds of at least $100,000,000.

          (f) Equity Commitment.  This Agreement shall not have been terminated
              -----------------
by either the Company, Warburg or Crosspoint and the obligations of the Company, Warburg and Crosspoint hereunder shall continue to be in full force and effect.

      5.2 Conditions to Closing of Warburg and Crosspoint.  Warburg's and
          -----------------------------------------------
Crosspoint's respective obligations to purchase the Shares and the Series C Warrants at the Second Closing are, at the option of each such Purchaser, subject to the fulfillment on or prior to the Second Closing Date of the following conditions:

          (a) Opinion of Company's Counsel.  Such Purchasers shall have received
              ----------------------------
from counsel to the Company, an opinion addressed to them, dated the Second Closing Date, in the form of Exhibit G-2.
                             -----------

          (b) Blue Sky.  The Company shall have obtained all necessary Blue Sky
              --------
law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Series C Warrants and the Common Stock issuable upon conversion of the Shares and the Series C Warrants.

          (c) Certificate of Incorporation.  The Amended Certificate of
              ----------------------------
Incorporation shall have been filed with the Secretary of State of the State of Delaware prior to the Closing.

          (d) Stock Certificates and Series C Warrants.  The Company shall have
              ----------------------------------------
delivered to such Purchaser a certificate for the number of shares of Series C Preferred and a Series C Warrant for the number of Series C Warrants set forth opposite such Purchaser's name on the Schedule of Purchasers.

          (e) High Yield Offering.  The Company shall have completed the High
              -------------------
Yield Offering on or before April 30, 1998 on terms approved by the Board of Directors of the Company with aggregate gross proceeds of at least $100,000,000.


                                   SECTION 6

                        Conditions to Closing of Company
                        --------------------------------

     There shall be no conditions to the Company's obligation to sell and issue the Series C Preferred to Intel at the First Closing and the Series C Warrants to Intel at the Second Closing, and there shall be no conditions to the Company's obligation to sell and issue the Series C Preferred and the Series C Warrants to Warburg and Crosspoint at the Second Closing if the Company has delivered the Exercise Notice.


                                   SECTION 7

                                 Miscellaneous
                                 -------------

      7.1 Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California as applied to contracts entered into solely between residents of and to be performed entirely in such state.

      7.2 Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. Each Purchaser hereby agrees and acknowledges that the representations and warranties of the

Company shall only be made as of the date of the Agreement and shall not be made as of any subsequent date, including but not limited to as of any closing.

      7.3 Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the obligations of a Purchaser to purchase Shares and Series C Warrants shall not be assignable.

      7.4 Entire Agreement; Amendment.  This Agreement and the other documents
          ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      7.5 Notices, etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall
                     ---------
have furnished to the Company in writing, or (b) if to any other holder of any Shares or Series C Warrants, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares or Series C Warrants who has so furnished an address to the Company, or (c) if to the Company to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

      7.6 Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any holder of any Shares or Series C Warrants, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      7.7 California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH
          -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN

EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

      7.8 Expenses.  The Company and the Purchasers shall each bear their own
          --------
expenses and legal fees with respect to this Agreement and the transactions contemplated hereby; provided the Company will pay at the execution of this Agreement the reasonable legal fees and expenses of the Purchasers, including the reasonable legal fees and expenses of counsel to Intel (up to a maximum of $20,000).

      7.9 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      7.10 Severability.  In the event that any provision of this Agreement
           ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      7.11 Gender.  The use of the neuter gender herein shall be deemed to
           ------
include the masculine and the feminine gender, if the context so requires.

      7.12 Confidentiality. Each party hereto agrees that, except with the prior
           ---------------
written permission of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement.

      7.13 Enforceability; Specific Performance; Damages. Each of the Purchasers
           ---------------------------------------------
acknowledges that (i) the commitment of the Purchaser to purchase Series C Preferred and, in the case of Warburg and Crosspoint, Series C Warrants contained in this Agreement is required for the Company to complete the High Yield Offering; (ii) the Company has relied on such commitment in completing the High Yield Offering; and (iii) a breach of any commitment or any other provision of this Agreement will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, including a remedy for damages, the Company shall be entitled to the immediate remedy of such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to specifically enforce the provisions hereof.

      7.14 Jurisdiction and Venue. Each party agrees that the Federal courts for
           ----------------------
the Northern District of California [San Jose] shall have the exclusive jurisdiction and venue for any disputes under this Agreement including the Company's rights under Section 7.13. Each Purchaser hereby consents to the personal jurisdiction in such Northern District of California [San Jose]. Each Purchaser agrees that a judgment in such courts shall be enforceable in any other jurisdiction where Purchaser may reside or be located.

     7.15 Termination.  This Agreement may not be terminated by any Purchaser or
          -----------
the Company, except that the Company or any Purchaser may terminate this
             ------ ----
Agreement upon written notice of such party to all other parties (i) at any time after April 30, 1998, if the High Yield Offering has not been completed by such date or (ii) solely with respect to the obligations of the Company and Warburg and Crosspoint with respect to their respective obligations under Section 1.3 hereof, at any time after the closing of the High Yield Offering if the Company has completed a Replacement Financing.

     The foregoing Series C Preferred Stock and Warrant Subscription Agreement is hereby executed as of the date first above written.


"COMPANY"                           COVAD COMMUNICATIONS GROUP, INC.
                                    a Delaware corporation


                                    By: /s/ Charles J. McMinn
                                       ------------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                           --------------------------------



PURCHASERS:                         WARBURG, PINCUS VENTURES, L.P.

                                    By: Warburg Pincus & Co., its General
                                        Partner


                                         By: /s/ Henry Kressel
                                            ------------------------------
                                                    Partner


                                    CROSSPOINT VENTURE PARTNERS 1996

                                    By: /s/ Rich Shapero
                                       ------------------------------------
                                    Name: Rich Shapero
                                          ---------------------------------
                                    Title: General Partner
                                           --------------------------------


                                    INTEL CORPORATION

                                    By: /s/ Arvind Sodhani
                                       ------------------------------------
                                    Name: Arvind Sodhani
                                          ---------------------------------
                                    Title: Treasurer
                                           --------------------------------

                                   EXHIBIT A
                                   ---------
                             Schedule of Purchasers
                             ----------------------

                             High Yield Commitment

                                                        Number of      Number of
                                        Number of       Shares of      Series C
                                       Common Stock     Series C       Preferred    Aggregate
           Name and Address              Warrants    Preferred Stock   Warrants   Purchase Price
-------------------------------------  ------------  ---------------   ---------- --------------

Warburg, Pincus Ventures, L.P.              451,773        1,537,105   1,261,200   $12,804,084.65
c/o E.M. Warburg, Pincus & Co., LLC
466 Lexington Avenue
New York, NY 10017-3147

Crosspoint Venture Partners 1996.           112,943          384,276     315,300   $ 3,201,019.08
The Pioneer Hotel Building
2925 Woodside Road
Woodside, CA  94062

Intel Corporation                            35,284          120,048      98,500   $   999,999.84
2200 Mission College Boulevard
Mail Stop SC4-210
Santa Clara, CA 95052-8199
Attn:  Treasurer

                                            600,000        2,041,429   1,675,000   $17,005,103.57

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                      AND
FIRST AMENDMENT TO SERIES C PREFERRED STOCK AND WARRANT SUBSCRIPTION AGREEMENT


     This Assignment and Assumption Agreement and First Amendment to Series C Preferred Stock and Warrant Subscription Agreement is made and entered into this 24th day of April, 1998 by and among Covad Communications Group, Inc., a Delaware corporation (the "Company"), Warburg, Pincus Ventures L.P. ("Warburg"), Crosspoint Venture Partners 1996 ("Crosspoint") and Robert Hawk ("Assignee"). Capitalized terms used but not otherwise defined herein shall have their respective meanings in the Subscription Agreement (as defined below).

                                   RECITALS

     WHEREAS, the Company, Warburg and Crosspoint are parties to that certain Series C Preferred Stock and Warrant Subscription Agreement dated February 20, 1998 (the "Subscription Agreement"), pursuant to which the Company has the unequivocal right to sell to Warburg and Crosspoint, and Warburg and Crosspoint have the unequivocal obligation to purchase, severally and not jointly, the number of Shares and the number of Series C Warrants specified opposite their respective names on the Schedule of Purchasers attached thereto as Exhibit A
                                                                   ---------
(the "Schedule of Purchasers"), at any time from and after the closing of the High Yield Offering to that date which is one year from the date of the closing of the High Yield Offering;

     WHEREAS, Warburg and Crosspoint now desire to assign their rights and obligations with respect to the purchase of an aggregate of $100,000 of the Shares and Series C Warrants specified opposite their respective names on the Schedule of Purchaser's and Assignee now desires to assume such obligations and to purchase $100,000 of such Shares and Series C Warrants. To effect the foregoing assignment and assumption, the Company, Warburg and Crosspoint desire to amend the Subscription Agreement to, among other things, (i) amend the Schedule of Purchasers to reflect the foregoing assignment and assumption and the purchase of the Shares and Series C Warrants as set forth in the amended Schedule of Purchasers attached hereto as Exhibit A (the "Amended Scheduled of Purchasers"), and (ii) to effect the sale and purchase of $100,000 of the Shares and the Series C Warrants by the Company to Assignee.

     NOW, THEREFORE, in consideration of the promises and agreements contained in the Subscription Agreement and contained herein and the consideration delivered by the parties hereto and thereto in accordance with this Agreement and the Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------


     1.   Assignment and Assumption. Each of Warburg and Crosspoint, severally
          -------------------------
and not jointly, assign to Assignee their respective rights and obligations under Section 1.3 of the Subscription Agreement solely with respect to $100,000 of the Shares and the Series C Warrants as to which the Company has the unequivocal right to sell to Warburg and Crosspoint and Warburg and Crosspoint have the unequivocal obligation to purchase, subject to the terms and conditions thereof. Assignee hereby assumes such rights and obligations to purchase $100,000 of Shares and the Series C Warrants with respect to which Warburg and Crosspoint have the obligation to purchase, and the Company shall have the obligation to sell, shall be reduced to that number specified opposite their respective names on the Schedule of Purchasers.

     2.   Sale of Shares of Series C Preferred to Assignee.  Subject to the
          ------------------------------------------------
terms and conditions hereof and the Subscription Agreement, the Company hereby issues and sells to Assignee, and Assignee hereby purchases from the Company, the number of Shares of Series C Preferred and Series C Warrants specified opposite Assignee's name on the Amended Schedule of Purchasers attached hereto as Exhibit A, for the aggregate purchase price specified opposite his name on
   ---------
the Amended Schedule of Purchasers; provided, that the purchase and sale of such Series C Warrants to Assignee shall be conditioned upon, and the delivery of such Series C Warrants to Assignee shall be made concurrently with, the Second Closing (as defined in the Subscription Agreement). It is understood that no additional consideration shall be due with respect to the delivery of the Series C Warrants to Assignee at such Second Closing. The Company's agreement with Assignee is separate from its agreements with the other Purchasers under the Subscription Agreement, and the sale of the Series C Preferred and the Series C Warrants to Assignee is separate from the Company's sale of Series C Preferred and Series C Warrants to the other Purchasers under the Subscription Agreement.

     3.   Amendment to Subscription Agreement.
          -----------------------------------

          (a) The Subscription Agreement shall be deemed to have been amended by this Agreement solely (i) to replace the Schedule of Purchasers attached thereto as Exhibit A with the Amended Schedule of Purchasers to reflect the assignment and assumption effected hereby, (ii) to provide for the issuance and sale of the Shares of Series C Preferred and Series C Warrants to Assignee as provided in Section 2 above, (iii) to deem Assignee to be a "Purchaser" thereunder, and (iv) as provided in Section 3(b) below. The Company undertakes no obligation to update its representations and warranties contained in the Subscription Agreement, which speak only as of the date on which they were originally made (i.e., February 20, 1998).

          (b) Section 7.3 of the Subscription Agreement is hereby amended to read in its entirety as follows:

          "Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the obligations of a Purchaser to purchase Shares and Series C Warrants shall not be assignable without the prior written consent of the Company."

          (c) Except as set forth in the first sentence of this Section 3, this Agreement shall not amend or modify any provision of the Subscription Agreement, which shall remain in full force and effect as amended hereby.

     4.   Miscellaneous.
          -------------

          (a)  Governing Law.  This Agreement and the rights and obligations of
               -------------
the parties hereunder shall be construed in accordance with and be governed by the laws of the State of California.

          (b)  Entire Agreement.  This Agreement and the Subscription Agreement
               ----------------
and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          (c)  Amendment.  This Agreement may be modified or amended only by a
               ---------
written instrument duly executed by all of the parties hereto.

          (d)  Counterparts.  This agreement may be executed simultaneously in
               ------------
any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (e)  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 24th day of April, 1998.


                              COVAD COMMUNICATIONS GROUP, INC.
                              a Delaware corporation


                              By: /s/ Timothy Laehy
                                 ---------------------------------------------
                              Name: Timothy Laehy
                                   -------------------------------------------
                              Title: CFO
                                    ------------------------------------------


                              WARBURG, PINCUS VENTURES, L.P.

                              By:   Warburg, Pincus & Co.,
                                           its General Partner

                                       By: /s/ Joesph P. Landy
                                          ------------------------------------
                                                           Partner


                              CROSSPOINT VENTURE PARTNERS 1996


                              By: /s/ Rich Shapero
                                 ---------------------------------------------
                              Name: Rich Shapero
                                   -------------------------------------------
                              Title: General Partner
                                    ------------------------------------------



                              ROBERT HAWK

                                    /s/ Robert Hawk
                              ------------------------------------------------

           *** ASSIGNMENT AND ASSUMPTION AGREEMENT SIGNATURE PAGE ***

                                   EXHIBIT A
                                   ---------

                        Amended Schedule of Purchasers



                                                               Number of          Number of
                                              Number of        Shares of          Series C
                                            Common Stock       Series C          Preferred        Aggregate
          Name and Address                   Warrants       Preferred Stock       Warrants      Purchase Price
------------------------------------     ---------------    ---------------   ---------------   ---------------
Warburg, Pincus Ventures, L.P.              451,773            1,527,501          1,253,318     $12,724,083.33
c/o E.M. Warburg, Pincus & Co., LLC
466 Lexington Avenue
New York, NY 10017-3147

Crosspoint Venture Partners 1996.           112,943              381,875            313,329     $ 3,181,018.75
The Pioneer Hotel Building
2925 Woodside Road
Woodside, CA  94062


Intel Corporation                            35,284              120,048             98,500     $   999,999.84
2200 Mission College Boulevard
Mail Stop SC4-210
Santa Clara, CA 95052-8199
Attn:  Treasurer

Robert Hawk                                      --               12,005              9,853     $   100,001.65
6 Hilton Head Drive
Rancho Mirage, CA  92279

                                         ---------------    ---------------   ---------------   ---------------
                                            600,000            2,041,429          1,675,000     $17,005,103.57